                                                                       EXHIBIT 1

                              U.S. INDUSTRIES, INC.

ALL PERSONS LISTED BELOW ARE CITIZENS OF THE UNITED STATES, WITH THE EXCEPTION OF MR. BRIAN R. BEAZER AND SIR HARRY SOLOMON, WHO ARE CITIZENS OF THE UNITED KINGDOM.



Name                              Principal Occupation or        Residence or Business
                                  Employment                     Address of Organization
--------------------------------- ------------------------------ ------------------------------
Officer-Directors
---------------------------------
David H. Clarke                   Chairman of the Board, Chief   101 Wood Avenue South
                                  Executive Officer, U.S.        Iselin, New Jersey  08830
                                  Industries, Inc.

John G. Raos                      President, Chief Operating     101 Wood Avenue South
                                  Officer, U.S. Industries,      Iselin, New Jersey  08830
                                  Inc.

Frank R. Reilly                   Senior Vice President, Chief   101 Wood Avenue South
                                  Financial Officer, Director,   Iselin, New Jersey  08830
                                  U.S. Industries, Inc.

Non-Officer Directors
---------------------------------
Brian C. Beazer                   Chairman of Beazer Homes       330 East 38th Street, #34D
                                  USA, Inc.                      New York, NY  10016

John J. McAtee, Jr.               President of McAtee &          McAtee & Company, LLC
                                  Company, LLC.                  411 West Putnam Ave., Suite
                                                                 305
                                                                 Greenwich, CT  06830

The Hon. Charles H. Price II      Retired Chairman, President,   One West Armour Blvd., #300
                                  Chief Executive Officer of     Kansas City, MO  64111
                                  Ameribanc, Inc.

Sir Harry Solomon                 Founder, Director and          3 Coach House Yard
                                  retired Chairman of            Hampstead High Street
                                  Hillsdown Holdings plc         London, England  NW31-QD

Royall Victor, III                Retired Managing Director of   208 Via Tortuga
                                  Chase Securities, Inc.'s       Palm Beach, FL  33480
                                  Investment Banking Group

Mark Vorder Bruegge               Vice Chairman of United        4731 Mint Drive
                                  American Bank of Memphis,      Memphis, TN  38117
                                  Tennessee



Name                              Principal Occupation or        Residence or Business
                                  Employment                     Address of Organization
--------------------------------- ------------------------------ ------------------------------
Officers
---------------------------------
George H. MacLean                 Senior Vice President,         101 Wood Avenue South
                                  General Counsel, Secretary,    Iselin, New Jersey  08830
                                  U.S. Industries, Inc.

John F. Bendik                    Group Vice President, U.S.     101 Wood Avenue South
                                  Industries, Inc.               Iselin, New Jersey  08830

John A. Mistretta                 Group Vice President, U.S.     101 Wood Avenue South
                                  Industries, Inc.               Iselin, New Jersey  08830

John S. Oldford                   Group Vice President, U.S.     101 Wood Avenue South
                                  Industries, Inc.               Iselin, New Jersey  08830

Robert M. Brier                   Vice President--Finance,       101 Wood Avenue South
                                  Treasurer, U.S. Industries,    Iselin, New Jersey  08830
                                  Inc.

Richard A. Buccarelli             Vice President--Corporate      101 Wood Avenue South
                                  Development, U.S.              Iselin, New Jersey  08830
                                  Industries, Inc.

Diana E. Burton                   Vice President--Investor       101 Wood Avenue South
                                  Relations, U.S. Industries,    Iselin, New Jersey  08830
                                  Inc.

Dorothy E. Sander                 Vice                           101 Wood Avenue South
                                  President--Administration,     Iselin, New Jersey  08830
                                  U.S. Industries, Inc.

James O'Leary                     Vice President, Corporate      101 Wood Avenue South
                                  Controller, U.S. Industries,   Iselin, New Jersey  08830
                                  Inc.


                           USI AMERICAN HOLDINGS, INC.


ALL PERSONS LISTED BELOW ARE CITIZENS OF THE UNITED STATES.

EACH OF THE FOLLOWING PERSONS HAS, AS HIS OR HER PRINCIPAL OCCUPATION, THE TITLE(S) AND POSITION(S) WITH U.S. INDUSTRIES, INC. INDICATED ON PAGE 1.


                                                                RESIDENCE OR BUSINESS ADDRESS
NAME                             TITLE                          OF ORGANIZATION

OFFICER-DIRECTORS
David H. Clarke                  Chairman of the Board, Chief   101 Wood Avenue South Iselin,
                                 Executive Officer              New Jersey  08830

John G. Raos                     President, Chief Operating     101 Wood Avenue South Iselin,
                                 Officer, Director              New Jersey  08830

George H. MacLean                Senior Vice President,         101 Wood Avenue South Iselin,
                                 General Counsel, Secretary,    New Jersey  08830
                                 Director

OFFICERS

Frank R. Reilly                  Senior Vice President, Chief   101 Wood Avenue South Iselin,
                                 Financial Officer              New Jersey  08830

John F. Bendik                   Group Vice President           101 Wood Avenue South Iselin,
                                                                New Jersey  08830

John A. Mistretta                Group Vice President           101 Wood Avenue South Iselin,
                                                                New Jersey  08830

John S. Oldford                  Group Vice President           101 Wood Avenue South Iselin,
                                                                New Jersey  08830

Robert M. Brier                  Vice President--Finance,       101 Wood Avenue South Iselin,
                                 Treasurer                      New Jersey  08830

Richard A. Buccarelli            Vice President--Corporate      101 Wood Avenue South Iselin,
                                 Development                    New Jersey  08830

Diana E. Burton                  Vice President--Investor       101 Wood Avenue South Iselin,
                                 Relations                      New Jersey  08830

Dorothy E. Sander                Vice President Administration  101 Wood Avenue South Iselin,
                                                                New Jersey  08830

James O'Leary                    Vice President, Corporate      101 Wood Avenue South Iselin,
                                 Controller                     New Jersey  08830


                                  JACUZZI INC.

ALL PERSONS LISTED BELOW ARE CITIZENS OF THE UNITED STATES.


                                                 PRINCIPAL
                                                 OCCUPATION OR           RESIDENCE OR BUSINESS ADDRESS
NAME                      TITLE                  EMPLOYMENT              OF ORGANIZATION

OFFICER-DIRECTORS
Roy A. Jacuzzi            Chairman of the        Same                    2121 N. California Blvd.
                          Board, President,                              PO Drawer 9
                          Chief Executive                                Walnut Creek, CA 94596-1136
                          Officer, Jacuzzi Inc.

George H. MacLean         Vice President,        Senior Vice             101 Wood Avenue South
                          Assistant Secretary,   President, General      Iselin, New Jersey  08830
                          Jacuzzi Inc.           Counsel, Secretary,
                                                 U.S. Industries, Inc.

John S. Oldford           Vice President,        Group Vice President,   101 Wood Avenue South
                          Director; Jacuzzi      U.S. Industries, Inc.   Iselin, New Jersey  08830
                          Inc.

OFFICERS

Gary A. Duncan            Vice                   Same                    2121 N. California Blvd.
                          President--Operations,                         PO Drawer 9
                          Secretary, Jacuzzi                             Walnut Creek, CA 94596-1136
                          Inc.

Paul A. Hermann           Vice                   Same                    2121 N. California Blvd.
                          President--Finance,                            PO Drawer 9
                          Treasurer, Jacuzzi                             Walnut Creek, CA 94596-1136
                          Inc.

                               JUSI HOLDINGS, INC.

ALL PERSONS LISTED BELOW ARE CITIZENS OF THE UNITED STATES.

EACH OF THE FOLLOWING PERSONS HAS, AS HIS OR HER PRINCIPAL OCCUPATION, THE TITLE(S) AND POSITION(S) WITH U.S. INDUSTRIES, INC. INDICATED ON PAGE 1.



                                                                   RESIDENCE OR BUSINESS
NAME                               TITLE                           ADDRESS OF ORGANIZATION

OFFICER-DIRECTOR
George H. MacLean                  Senior Vice President,          101 Wood Avenue South
                                   General Counsel, Secretary,     Iselin, New Jersey  08830
                                   Director, JUSI Holdings, Inc.

OFFICERS

John G. Raos                       President, JUSI Holdings, Inc.  101 Wood Avenue South
                                                                   Iselin, New Jersey  08830

Frank R. Reilly                    Senior Vice President, Chief    101 Wood Avenue South
                                   Financial Officer, JUSI         Iselin, New Jersey  08830
                                   Holdings, Inc.

Robert M. Brier                    Vice President--Finance,        101 Wood Avenue South
                                   Treasurer, JUSI Holdings, Inc.  Iselin, New Jersey  08830

James O'Leary                      Vice President, Corporate       101 Wood Avenue South
                                   Controller, JUSI Holdings,      Iselin, New Jersey  08830
                                   Inc.


                              TA LIQUIDATION CORP.,

                                formerly known as

                            TOMMY ARMOUR GOLF COMPANY


ALL PERSONS LISTED BELOW ARE CITIZENS OF THE UNITED STATES.



                                                                                   RESIDENCE OR BUSINESS
                                                        PRINCIPAL OCCUPATION OR    ADDRESS OF
NAME                          TITLE                     EMPLOYMENT                 ORGANIZATION

OFFICER-DIRECTORS
Michael Magerman              President, Chief          Same                       8350 N. Lehigh Avenue,
                              Executive Officer,                                   Morton Grove, IL 60053
                              Director, TA
                              Liquidation Corp.

George H. MacLean             Vice President,           Senior Vice President,     101 Wood Avenue So.
                              Assistant Secretary,      General Counsel,           Iselin, NJ  08830
                              Director, TA              Secretary, U.S.
                              Liquidation Corp.         Industries, Inc.

John A. Mistretta             Vice President,           Group Vice President,      101 Wood Avenue So.
                              Director, TA              U.S. Industries, Inc.      Iselin, NJ  08830
                              Liquidation Corp.

OFFICERS

James C. Craft                Chief Financial           Same                       8350 N. Lehigh Avenue,
                              Officer, Vice                                        Morton Grove, IL 60053
                              President, Secretary,
                              TA Liquidation Corp.

John M. Krynowek              Vice President,           Same                       8350 N. Lehigh Avenue,
                              TA Liquidation Corp.                                 Morton Grove, IL 60053

Matthew M. O'Toole            Vice President, TA        Same                       8350 N. Lehigh Avenue,
                              Liquidation Corp.                                    Morton Grove, IL 60053

John P. Thro                  Treasurer, TA             Same                       8350 N. Lehigh Avenue,
                              Liquidation Corp.                                    Morton Grove, IL 60053
